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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF SKYSTREAM NETWORKS INC.

    Name of Subsidiary                        Jurisdiction of Incorporation
    ------------------                        -----------------------------

SkyStream Networks Limited                    Hong Kong

SkyDBN U.K. Limited                           United Kingdom

[S]                                       [C]